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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934




Date of Report (Date of earliest event reported):   November 20, 1995
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                    First Financial Caribbean Corporation
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           (Exact name of registrant as specified in this charter)

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           Puerto Rico                        0-17224                            66-0312162
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(State or other jurisdiction of         (Commission File No.)         (IRS Employer Identification No.)
 incorporation)
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  1159 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico             00920
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 (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:   (809) 749-7100

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ITEM 5.  OTHER EVENTS

         Possible Repeal of Section 936

         On November 20, 1995, the United States Congress passed the Seven-Year Balanced Budget Revenue Reconciliation Bill of 1995 (the "Budget Bill"), which, if enacted into law, would repeal Section 936 ("Section 936") of the Internal Revenue Code of 1986, as amended (the "Code"). Section 936 provides incentives for certain United States corporations ("936 Corporations") to invest in Puerto Rico by providing a credit against their United States corporate income tax, subject to certain limitations, for (i) a portion of their income derived from the active conduct of a trade or business in Puerto Rico ("Active Income"); and
(ii) 100% of qualified possession source investment income ("QPSII"). QPSII includes interest derived from mortgage loans secured by real property located in Puerto Rico and mortgage-backed securities consisting of such loans as well as interest on deposits with financial institutions which in turn use such funds to finance the origination of mortgage loans and other qualifying assets. The credit provided for QPSII tends to increase the demand for Puerto Rico mortgage loans and mortgage-backed securities as well as reduce funding costs for mortgage-banking institutions.

         The Budget Bill would generally repeal the credit (the "936 Credit") available under Section 936 for taxable years beginning after December 31, 1995. 936 Corporations that were engaged in the active conduct of a trade or business on October 13, 1995 and that qualified for and elected the benefits of Section 936 for taxable years beginning before December 31, 1995, would have the benefit of a 10-year grandfather rule. Under the grandfather rule, the amount of Active Income eligible for the 936 Credit would be subject to certain caps that would vary depending upon whether the 936 Corporation computed its 936 Credit under the economic activity limit or under the percentage of income limit. The credit available for QPSII would not be subject to the benefit of the grandfather rule and would be eliminated for taxable years beginning after December 31, 1995.

         The Budget Bill must be signed by the President before becoming law. There can be no assurance as to whether, or in what form, the Budget Bill will be enacted into law or what other changes may be made to Section 936 as part of the budget process.

         While the final impact of the proposed repeal of Section 936 cannot be determined at this time, the repeal of Section 936 as contemplated by the Budget Bill or under similar legislation could have an adverse effect on the general economic condition of Puerto Rico, the Company's predominant service area, by reducing incentives for investment in Puerto Rico. Any such adverse effect on the general economy of Puerto Rico could lead to an increase in mortgage delinquencies and a reduction in the level of residential construction and demand for mortgage loans. The elimination of Section 936, particularly the elimination of the credit for QPSII, could also lead to a decrease in the amount of funds invested in Puerto Rico financial assets by 936 Corporations ("936 Funds"), thereby increasing funding costs and decreasing liquidity in the Puerto Rico financial market. The magnitude of the impact of any such changes on the Company's profitability or financial condition cannot be determined at this time. The Company has taken steps to attempt to reduce the impact of any such adverse changes by diversifying its sources of funding and identifying additional investors for its mortgage products. During recent periods, the disparity between the cost of 936 Funds and other sources of funding have decreased, thereby reducing the adverse effect that the loss of such funding could have on the profitability of the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORM, FINANCIAL INFORMATION AND EXHIBITS

                 (c)      Exhibits


                          99       Press Release dated December 5, 1995.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                        FIRST FINANCIAL CARIBBEAN CORPORATION



                                        By:         /s/ Luis Alvarado
                                           ------------------------------------
                                                      Luis Alvarado
                                                 Executive Vice President
                                                and Chief Financial Officer


Date:  December 5, 1995





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                                 EXHIBIT INDEX


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    Exhibit Number             Description                             Page
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         99            Press Release dated December 5, 1995
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